UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2013

B456 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

B456 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2013, A123 Systems, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Amendment”) to change its name from A123 Systems, Inc. to B456 Systems, Inc.  The Amendment was adopted in accordance with Section 303 of the General Corporation Law of the State of Delaware and under an order by the Bankruptcy Court in connection with the Company’s proceeding under Chapter 11 of the Bankruptcy Code.  The Company filed the Amendment with the Secretary of State of the State of Delaware, and the Amendment became effective on March 22, 2013.

The change of corporate name was effected to satisfy one of the Company’s obligations under the previously disclosed Asset Purchase Agreement dated as of December 11, 2012 by and among the Company, certain of its subsidiaries and Wanxiang America Corporation.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B456 SYSTEMS, INC. (f/k/a A123 Systems, Inc.)

Date: March 28, 2013	By:	/s/ Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Certificate of Amendment of Restated Certificate of Incorporation, as amended.